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                                                                       EXHIBIT G


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
JOHN L. HUBBARD               CITIZENS DEPOSIT BANK & TRUST      Loan Number: 14554
JEANNE D. HUBBARD             400 SECOND STREET                  Date: January 6, 1995
33 W 11TH AVE                 VANCEBURG, KY  41179-1009          Maturity Date: Jan. 6, 1996
HUNTINGTON, WV  25701-9998                                       Renewal of: ________
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BORROWER'S NAME AND ADDRESS   LENDER'S NAME AND ADDRESS          L/P:  BJA
"I" includes each borrower    "You" means the lender,
above, joint and severally    it successors and assigns

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For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of ONE HUNDRED THOUSAND and No/100 Dollars $100,000.00
/ / Single Advance: I will receive all of this principal sum on _____. No addition advances are contemplated under this note.
/x/ Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrower under this note. On January 6, 1995 I will receive the amount of $_____ and future principal advances are contemplated.
     Conditions: The conditions for future advances are PER THE CUSTOMERS REQUEST IN MINIMUM DRAWS OF $1,000.
     /x/ Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on JANUARY 5, 1996.
     / / Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
INTEREST: I agree to pay interest on the outstanding principal balance from January 6, 1995 at the rate of 9.500% per year until FIRST CHANGE DATE.
/x/  Variable Rate:  This rate may then change as stated below,
     /x/ Index Rate: The future rate will be equal to the following index rate: CITIZENS DEPOSIT BANK & TRUST INDEX RATE
     / / No Index: The future rate will not be subject to an internal or external index. It will be entirely in your control.
     /x/ Frequency and Timing. The rate on this note may changes as often as daily. A change in the interest rate will take effect on the same day.
     /x/ Limitations: During the term of this loan, the applicable annual interest rate will not be more than 24.000% or less than _____%. The rate may not change more often than every day nor more than 2.0000% each day.
     Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:
     /x/ The amount of each scheduled payment will change. /x/ The amount of the final payment will change.
     / /  ________.
ACCRUAL METHOD:  Interest will be calculated on a actual/360 basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
     /x/ on the same fixed or variable rate basis in effect before maturity (as indicated above).
     / /  at a rate equal to ________.
/x/ LATE CHARGE: If a payment is made more than 10 days after it is due, I agree to pay a late charge of 5.000% of the late payment with a maximum of $50.00.
/ / ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which / / are / / are not included in the principal amount above:
     ________.
PAYMENTS:  I agree to pay this note as follows:
/x/ Interest: I agree to pay accrued interest on demand, but if no demand is made monthly beginning February 6, 1995.
/x/ Principal: I agree to pay the principal on demand, but if no demand is made then on January 6, 1996.
/ / Installments: I agree to pay this note in ________ payments. The first payment will be in the amount of $________ and will be due ________. A payment of $________ will be due ________ thereafter. The final payment of the entire unpaid balance of principal and interest will be due ________.
ADDITIONAL TERMS:
     THIS LOAN IS SECURED BY A STOCK ASSIGNMENT OF EVEN DATE.





PURPOSE:  The purposes of this loan     SIGNATURES: I AGREE TO THE TERMS OF THIS
          is business:                  NOTE (INCLUDING THOSE ON PAGE 2).  I
          PERSONAL INVESTMENTS          have received a copy on today's date.


Signature for Lender                    X/s/ John L. Hubbard
                                        ------------------------------
                                             JOHN L. HUBBARD


X/s/ Brenda Allen, AVP                  X/s/ Jeanne D. Hubbard
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BRENDA ALLEN, AVP                            JEANNE D. HUBBARD


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